Exhibit 21.1

List of Subsidiaries

Subsidiary	Jurisdiction of incorporation or organization
ACE Surgical Supply Co., Inc.	Massachusetts
BHCL US Holdings Inc.[1]	Delaware
Camlog USA, Inc.[2]	Delaware
eAssist, Inc.[3]	Wyoming
Exan Enterprises Inc.[4]	Nevada
Handpiece Parts & Repairs, Inc.[5]	Delaware
Henry Schein (Lancaster, PA) Inc.	Pennsylvania
Henry Schein Europe, Inc.[6]	Delaware
Henry Schein Global Sourcing, Inc.[7]	Delaware
Henry Schein Home Health, LLC[8]	Delaware
Henry Schein International LLC	Delaware
Henry Schein Latin America Pacific Rim, Inc.[9]	Delaware
Henry Schein Medical Systems, Inc.	Ohio
Henry Schein MSO, LLC	Delaware
Henry Schein PPT, Inc.	Wisconsin
Henry Schein Practice Solutions Inc.[10]	Utah
Henry Schein Puerto Rico, Inc.	Puerto Rico
Henry Schein Supply, Inc.	New York
HS Brand Management, LLC	Delaware
HS Financial Holdings, Inc.[11]	Delaware
HS TM Holdings, LLC[12]	Delaware
HSFR, Inc.	Delaware
HSG-S Corp.[13]	Delaware
HSI Gloves, Inc.	Delaware
HSI RE I, LLC	Delaware
Insource, Inc.	Virginia
Modern Laboratory Services, Inc.	California
Ortho2, LLC	Delaware
Project Helium Holdings, LLC[14]	Delaware
Project Spartan Holdings Corp.[15]	Delaware
S & S Discount, Inc.[16]	Delaware
SAS Holdco, Inc.[17]	Delaware
TDSC, Inc.	Delaware
Toy Products Corp.[18]	Delaware
Trimed, Inc.[19]	California

[1]

BHCL US Holdings Inc. is the parent company of 16 consolidated, wholly-owned subsidiaries, eight which operate in the dental implant and distribution industries in the United States and eight which operate in the dental implant and distribution industries outside the United States. BHCL US Holdings Inc. is also the parent company of a consolidated, majority-owned subsidiary, BioHorizons Camlog Italia SRL, which operates in the dental implant and distribution industry outside the United States.

[2]

Camlog USA, Inc. is the parent company of three consolidated, wholly-owned subsidiaries which provide services to healthcare practices in the United States. Camlog USA, Inc. is also the parent company of the following three consolidated, majority-owned subsidiaries, which provide services to healthcare practitioners in the United States: Henry Schein Financial Services, LLC; Large Practice Sales, LLC; and Invisible DSO Advisor, LLC.

[3]

eAssist, Inc. is the parent company of the following four consolidated, majority-owned subsidiaries, all which operate to provide consulting and educational services in the dental industry in the United States: eAssist Consulting, LLC; eAssist Publishing, LLC; eAssist University, LLC; and Unitas PPO Solutions, LLC.

[4]	Exan Enterprises Inc. is the parent company of one consolidated, wholly-owned subsidiary which operates in the dental management software industry in the United States.
[5]	Handpiece Parts & Repair, Inc. is the parent company of two consolidated, wholly-owned subsidiaries which operate in the dental handpiece and repair industry in the United States.

[6]

Henry Schein Europe, Inc. is the parent company of 79 consolidated, wholly-owned subsidiaries, six which operate in the health care distribution industry in the United States and 73 which operate in the health care distribution industry outside the United States. Henry Schein Europe, Inc. is also the parent company of the following 22 consolidated, majority-owned subsidiaries, all which operate in the health care distribution industry outside the United States: AS Medizintechnik Verwaltungs GmbH; Biotech Dental Academy S.A.S.; Biotech Dental Digital S.A.S.; Biotech Dental Manufacturing S.A.; Biotech Dental Smilers S.A.S.; Biotech Dental S.A.S.; Dental 2R S.A.S.; Henry Schein Dental Warehouse (Pty) Ltd.; Infomed Servicios Informáticos, S.L.; innOralis, S.A.S.; Kabushiki Kaisha BA International; Label Dent Bordeaux S.A.S.; Label Dent Group S.A.S.; Label Dent La Roseraie S.A.S.; Laboratoire Label Dent Anglet S.A.S.; Laboratoire Philip S.A.S.; Laboratoire Premier Bordeaux S.A.S.; Medentis Medical GmbH; Newshelf 1223 Proprietary Limited; Opti health consulting GmbH; TP Connect S.A.S.; and Ztech Digital and Esthetics, S.L.

[7]	Henry Schein Global Sourcing, Inc. is the parent company of one consolidated, wholly-owned subsidiary which provides health care regulatory and operational services outside of the United States.
[8]

Henry Schein Home Health, LLC is the parent company of three consolidated, wholly-owned subsidiaries which operate in the health care industry in the United States. Henry Schein Home Health, LLC is also the parent company of the following six consolidated, majority-owned subsidiaries, all of which operate in the health care industry in the United States: AEP Mini Holdco, LLC; Dharma Ventures Group, Inc.; Lorraine Surgical Supply Company, Inc.; Shield-California Health Care Center, Inc., Shield-Denver Health Care Center, Inc., and Shield-Texas Healthcare, Inc.

[9]

Henry Schein Latin America Pacific Rim, Inc. is the parent, holding company of 11 consolidated, wholly-owned subsidiaries, three which operate in the health care distribution industry in the United States and eight which operate in the health care distribution industry outside of the United States. Henry Schein Latin America Pacific Rim, Inc. is also the parent company of the following 27 consolidated, majority-owned subsidiaries, all which operate in the health care distribution industry outside the United States: Accord Corporation Limited; Adaam Pty Ltd.; Adaam Unit Trust; Alta-Dent Corporation; BA Pro Repair Ltd.; Beijing Ruisimei Henry Schein Medical Instrument Co., Ltd.; CB Healthcare Consulting Pty Ltd.; De Healthcare Limited; Hangzhou Lixue Henry Schein Medical Instrument Co., Ltd.; Henry Schein China Management Co. Ltd.; Henry Schein China Services Limited; Henry Schein Hemao Guangzhou Medical Device Co., Ltd.; Henry Schein Hong Kong Limited; Henry Schein Regional Limited; Henry Schein Regional Pty Ltd as the Trustee for the Henry Schein Regional Trust; Henry Schein Regional Trust; Henry Schein Shvadent (2009) Ltd.; Henry Schein Sunshine (Beijing) Medical Device Co. Ltd.; Henry Schein Trading (Shanghai) Co., Ltd.; Medi-Consumables PTY Limited; Pacific Dental Specialties Limited; Pacific Dental Specialties Pty Ltd.; Regional Health Care Group Pty Limited; Regional Technology Systems Pty Limited; Schuster Comerico De Equipamentos Odontologicos S.A.; Wuhan Hongchang Henry Schein Dental Instrument Co., Ltd.; and Zhengzhou Yifeng Henry Schein Dental Instrument Co., Ltd.

[10]

Henry Schein Practice Solutions Inc. is the parent company of 32 consolidated, wholly-owned subsidiaries, four which operate in the digital dental products and solutions industry in the United States and 28 which operate in the digital dental products and solutions industry outside the United States. Henry Schein Practice Solutions Inc. is also the parent company of Henry Schein One, LLC and Lighthouse 360, Inc., consolidated, majority-owned subsidiaries, which operate in the digital dental products and solutions industry within and outside of the United States. Additionally, Henry Schein Practice Solutions Inc. is the parent company of the following 14 consolidated, majority-owned subsidiaries, all which operate in the digital dental products and solutions industry outside the United States: Axium Solutions ULC; LSI S.A.; Henry Schein One Italia S.r.l.; Henry Schein One Australia; Henry Schein One New Zealand; Infomed Software, S.L.; HS1 Holdings I, LLC; HSLC Participações S.A.; SAS; Henry Schein One Austria GmbH; Henry Schein One UK Limited; Orisline Portugal Unipessoal Lda; Quantity Serviços e Comércio de Produtos para a Saúde S.A.; and Real Cloud Imaging, Inc.

[11]

HS Financial Holdings, Inc. is the parent company of six consolidated, wholly-owned subsidiaries, five which oversee intercompany financing in the United States and one which operates outside the United States and acts as the beneficiary of a trust.

[12]	HS TM Holdings, LLC is the parent, holding company of one consolidated, wholly-owned subsidiary which holds and manages trademarks within and outside the United States.
[13]

HSG-S Corp. is the parent, holding company of nine consolidated, wholly-owned subsidiaries, seven which operate in the health care distribution industry in the United States, and two which operate in the health care distribution industry outside of the United States.

[14]	Project Helium Holdings, LLC is the parent, holding company of one consolidated, wholly-owned subsidiary which operates in the dental handpiece repair and sales industry in the United States.
[15]	Project Spartan Holdings Corp. is the parent, holding company of eight consolidated, wholly-owned subsidiaries which operate in the health care industry in the United States.

[16]

S&S Discount Supply, Inc. is the parent, holding company of the following two consolidated, majority-owned subsidiaries, both which operate in the dental manufacturing and/or distribution industry in the United States: Ortho Organizers Holdings, Inc. and Ortho Organizers, Inc.

[17]	SAS Holdco, Inc. is the parent company of two wholly-owned subsidiaries which operate in the direct-to-consumer medical consumables in the industry in the United States.
[18]	Toy Products Corp. is the parent, holding company of Sherman Specialty LLC, a consolidated, majority-owned subsidiary which distributes toys to dental and medical offices in the United States.
[19]

Trimed, Inc. is the parent company of ten consolidated, majority-owned subsidiaries, all of which operate in the orthopedic fixation industry within and outside the United States: Adessy S.A, Implantes TriMed Mexico; S. DE R.L. DE C.V.; TriMed Brasil Importação e Distribuição LTDA; TriMed Chile SpA; TriMed Implantes S.A.; TriMed Japan Kabushiki Gaisha (K.K.); TriMed Latin America, LLC; TriMed Ortho International Limited; TriMed Peru SAC; and TriMed Uruguay S.A.